Exhibit 99.1

TOREADOR PROVIDES OPERATIONAL UPDATE FOR OFFSHORE TURKEY

DALLAS, TEXAS – (October 5, 2005) – Toreador Resources Corporation (Nasdaq:TRGL) reported today that an attempt to set a Guardian-style production structure on the recently completed Ayazli-2 and -3 wells was unsuccessful. During installation the structure’s main caisson was damaged at approximately 12:45 pm Central Time (8:45 pm Ankara time) on October 3, 2005, and subsequent operations were suspended due to inclement weather. If the damage cannot be repaired, the Ayazli-2 and -3 wells will be re-drilled. There were no injuries or environmental damage in the incident.

“We believe that this event, while disappointing, will not cause any delay in achieving first production in the second half of 2006,” said G. Thomas Graves III, Toreador President and CEO. “As operator, we will recommend the deployment of a second jack-up rig, which is currently available, to keep the project on schedule.” Graves added the Company believes that the incident is covered by insurance and after recoveries the financial impact of the incident is not expected to be material. He also commented that the other elements of the South Akcakoca Sub-basin project, including construction of pipelines and the onshore production facility, are on schedule.

In related news, the “Prometheus” jack-up rig is expected to move to the next well location, the Cayagzi-1, within the week.

Conference call information

Toreador will hold a conference call today, Wednesday, October 5 at 5:00pm Eastern Time, 4:00pm Central Time to discuss this incident

Active call participants who wish to ask questions during the conference call should dial toll-free 866-770-7146, passcode 44092422 about 10 minutes before the scheduled conference call time to be connected to the call. International callers should dial 1-617-213-8068, passcode 44092422.

Those who wish only to listen to the live audio webcast may access the webcast via Toreador’s Internet home page at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Calls” link.

Those unable to participate in the live call may hear a rebroadcast for up to twelve months after the conference call at www.toreador.net by selecting the “Investor Relations”

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link on the home page and then selecting the “Conference Calls” link or may dial toll-free 888-286-8010, passcode 43803633 to listen to a replay of the call. International callers should dial 1-617-801-6888, passcode 43803633. Phone replays will be available for 14 days after the call.

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Hungary, Romania, Turkey and Trinidad. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company's web site, www.toreador.net.

Safe-Harbor Statement -- Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause Toreador's actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

Toreador Resources
Stewart P. Yee, VP Investor Relations

214-559-3933 or 800-966-2141